UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2016

ZHONE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
7195 Oakport Street
Oakland, California 94621
(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

Zhone Technologies, Inc. (the “Company”) has tentatively set Thursday, September 8, 2016 as the date for its 2016 annual meeting of stockholders. The date will be later than the prior year’s annual meeting, which was held on May 5, 2015. Because the date of the meeting is more than 30 days later than the anniversary of the Company’s 2015 annual meeting of stockholders, proposals to be included in the Company’s proxy statement for the 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received no later than the close of business on August 7, 2016, which the Company believes is a reasonable time before it expects to begin to print and send its proxy materials. The Company’s stockholders must deliver the proposals or nominations to the Company’s principal executive offices at the following address: Zhone Technologies, Inc., Attn: Corporate Secretary, 7195 Oakport Street, Oakland, California 94621.
Additionally, in accordance with the advance notice provisions set forth in the Company’s bylaws, in order for other business to be brought before the annual meeting outside of Rule 14a-8 under the Exchange Act, it must be received at the Company’s principal executive offices no later than the close of business on August 7, 2016, and must also comply with the provisions set forth in the Company’s bylaws and applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2016	Zhone Technologies, Inc.

	By:	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer